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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported) January 22, 2009
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                                   AMARU, INC.
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             (exact name of registrant as specified in its charter)

                                     Nevada
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                 (State or other jurisdiction of incorporation)

      000-32695                                            88-0490089
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Commission File Number                        IRS Employer Identification Number

            112 Middle Road, #08-01 Middland House, Singapore 188970
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (65) 6332 9287
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        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01. OTHER EVENTS

         On January 22, 2009, the Board of Directors of Amaru, Inc. a Nevada corporation (the "Company"), ratified the termination and rescission of the share sale and purchase agreement dated as of July 10, 2007(the "Agreement") by and between Tremax International Limited, a British Virgin Islands corporation and the Company's wholly-owned subsidiary (the "Purchaser"), the Company and Domaine Group Limited, a British Virgin Islands corporation (the "Seller"), and a 100% beneficial owner of CBBN Holdings Limited ("CBBN Holdings"). According to the terms of the Agreement, the Company issued and delivered to the Seller 5,333,333 restricted shares of common stock of the Company (the "Amaru Shares") in consideration for 100% of the shares of CBBN Holdings ("CBBN Shares") held by the Seller, however, the Seller did not transfer the CBBN Shares to the Company or Purchaser on or before the completion date set in the Agreement in violation and breach of the Agreement. The Company approved the termination and rescission of the Agreement, because the Seller failed to comply with the terms of the Agreement and did not deliver to the Company or Purchaser the consideration for the issuance of the Amaru Shares. The Company further approved the cancellation of the Amaru Shares.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act or 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: January 25, 2009                            AMARU, INC.

                                           By: /s/ Colin Binny
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                                               Colin Binny
                                               President